EXHIBIT 99.3

duostech

CHARTER OF THE

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS OF

DUOS TECHNOLOGIES GROUP, INC.

Adopted May 3rd, 2017

PURPOSE

The Corporate Governance and Nominating Committee (the “Committee”) is a standing committee of the Board of Directors of Duos Technologies Group, Inc. (the “Company”). The purposes of the Committee are:

1.

to identify individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors;

2.

to select the director nominees for the next annual meeting of stockholders or special meeting of stockholders at which directors are to be elected;

3.

to recommend candidates to fill any vacancies on the Board of Directors;

4.

to develop and recommend to the Board of Directors a set of corporate governance guidelines applicable to the Company; and

5.

to oversee the evaluation of the Board of Directors and management.

MEMBERSHIP

The members of the Committee and the chairperson of the Committee shall be appointed by the Board of Directors and may be removed by the Board of Directors in accordance with the Company’s bylaws. There shall be no fewer than three members of the Committee, each of whom shall meet the independence requirements of the Nasdaq Stock Market (“Nasdaq”) and all other applicable laws, rules and regulations governing director independence, as determined by the Board of Directors.

MEETINGS

1.

The Committee’s chairperson (or in his or her absence, a member designated by the Committee’s chairperson) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with the provisions of the Company’s bylaws that are applicable to a committee of the Board of Directors.

2.

In order to discharge its duties and responsibilities, the Committee shall meet at least once a year and more frequently as the Committee deems necessary or desirable. The Committee shall have the authority to establish a procedure for calling a special meeting

Updated: 05/03/2017

duostech	NOMINATING COMMITTEE CHARTER

of the Committee so long as it is not inconsistent with the provisions of the Company's bylaws. Meetings of the Committee may be held in-person or via telephonic conference.

3.

Except as otherwise provided by law or this Charter, a majority of the members of the Committee shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the Committee members present and voting at any meeting at which a quorum is present shall be the act of the Committee. Action may be taken by the Committee without a meeting if all of the members of the Committee indicate their approval in writing, and the writing is filed with the minutes of the Committee’s proceedings.

4.

The Committee may, in its discretion, invite other directors of the Company, members of the Company’s management or any other person whose presence the Committee believes to be desirable and appropriate to attend and observe meetings of the Committee.

5.

The Committee shall maintain minutes or other records of meetings and activities of the Committee.

6.

All action taken by the Committee (or any subcommittee thereof) shall be reported to the Board of Directors, which will generally occur at the next meeting of the Board of Directors following such action.

DUTIES AND RESPONSIBILITIES

1.

Director Identification. The Committee shall identify individuals qualified to become Board of Directors members, consistent with criteria approved by the Board of Directors.

2.

Director Selection and/or Recommendation. The Committee shall select the director nominees for the next annual meeting of stockholders. In doing so, the Committee shall ensure the Company complies with its contractual obligations, if any, governing the nomination of directors.

3.

Director Recruitment. The Committee shall consider and recruit candidates to fill positions on the Board of Directors, including as a result of the removal, resignation or retirement of any director, an increase in the size of the Board of Directors or otherwise. The Committee shall be responsible for  conducting,  subject to applicable law, any  and  all inquiries into the background and qualifications of any candidate for the Board of Directors and such candidate’s compliance with the independence and other qualification requirements established by the Committee.

4.

Committee Appointments. The Committee shall recommend candidates to fill positions on committees of the Board of Directors, including as a result of the removal, resignation or retirement of any director on any committee of the Board of Directors, or otherwise.

5.

Director Selection Criteria. The Committee shall select directors, who shall reflect at a minimum any requirements of applicable law or listing standards and which selection shall be

Page | 2

duostech	NOMINATING COMMITTEE CHARTER

in compliance with any applicable existing contractual obligations or criteria set forth in the Company’s constituent documents. In selecting and recommending candidates for election to the Board of Directors or appointment to any committee of the Board of Directors, the Committee does not believe that it is appropriate to select nominees through mechanical application of specified criteria. Rather, the Committee shall consider such factors at it deems appropriate, including, without limitation, the following:

a.

personal and professional integrity, ethics and values;

b.

experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

c.

expertise in accounting and finance (or other experience) necessary to meet Nasdaq’s and Securities and Exchange Commission audit committee requirements;

d.

experience in the Company’s industry;

e.

experience as a board member of another publicly-held company;

f.

diversity  of  expertise  and  experience  in  substantive  matters  pertaining  to  the Company’s business relative to other directors of the Company;

g.

practical and mature business judgment; and

h.

composition of the Board of Directors (including its size and structure).

6.

Stockholder Director Nominations. The Committee shall develop and recommend to the Board a policy regarding the consideration of director candidates recommended by the Company’s stockholders and procedures for submission by stockholders of director nominee recommendations.

7.

Removal of Directors. In appropriate circumstances, the Committee, in its discretion, shall consider and may recommend the removal of a director, in accordance with the applicable provisions of the Company’s certificate of incorporation and bylaws. If the Company is subject to a binding obligation that requires director removal structure inconsistent with the foregoing, then the removal of a director shall be governed by such instrument.

8.

Evaluation. The Committee shall oversee the evaluation of the Board  of Directors and management.

9.

Corporate Governance Guidelines. The Committee shall develop and recommend to the Board of Directors a set of corporate governance guidelines applicable to the Company.

10.

Performance Evaluation. The Committee shall perform an annual performance evaluation of the Committee.

11.

Charter Review. The Committee shall review and reassess the adequacy of this Charter from time to time, as needed.

Page | 3

duostech	NOMINATING COMMITTEE CHARTER

12.

Investigation of Other Matters. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention.

13.

Other Duties. In addition to the powers and responsibilities  expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities that may be delegated to the Committee by the Board of Directors from time to time, consistent with the Company’s bylaws and applicable laws.

ACCESS TO RECORDS AND RESOURCES

The Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Committee shall have sole authority to engage, terminate and determine the compensation and terms of engagement of any search firm to be used to identify director candidates, experts, outside consultants, external legal, accounting or other advisors. The Committee may also request that any officer or other employee of the Company, the Company’s outside counsel or any other person meet with any members of, or consultants to, the Committee. The fees, expenses or compensation owed any person retained by the Committee and any ordinary administrative expenses of the Committee incurred in carrying out its duties and responsibilities shall be borne by the Company.

Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

DELEGATION OF DUTIES

The Committee shall be entitled to delegate any or all of its duties or responsibilities to a subcommittee of the Committee, to the extent consistent with the Company’s certificate of incorporation, bylaws, and applicable law and rules of markets in which the Company’s securities then trade.

Page | 4